                                                                       Exhibit 4


                         YONKERS FINANCIAL CORPORATION
                       1996 MANAGEMENT RECOGNITION PLAN


        1. Plan Purpose. The purpose of the Plan is to promote the long-term
           ------------
interests of the Corporation and its stockholders by providing a means for attracting and retaining directors, executive officers and employees of the Corporation and its Affiliates.

        2. Definitions. The following definitions are applicable to the Plan:
           -----------

        "Award" - means the grant of Restricted Stock pursuant to the terms of
Section 12 of the Plan or by the Committee, as provided in the Plan.

        "Affiliate" - means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

        "Association" - means The Yonkers Savings & Loan Association, FA, a savings institution and its successors.

        "Beneficiary" - means the person or persons designated by a Participant to receive any benefits payable under the Plan in the event of such Participant's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Committee and may be changed from time to time by similar written notice to the Committee. In the absence of a written designation, the Beneficiary shall be the Participant's surviving spouse, if any, or if none, his estate.

        "Code" - means the Internal Revenue Code of 1986, as amended.

        "Committee" - means the Committee of the Board of Directors of the Corporation referred to in Section 6 hereof.

        "Continuous Service" - means the absence of any interruption or termination of service as a director, director emeritus, advisory director, executive officer or employee of the Corporation or any Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Corporation or any Affiliate or in the case of transfers between payroll locations of the Corporation or between the Corporation, its Affiliates or its successor. With respect to any director emeritus or advisory director, continuous service shall mean the availability to perform such functions as may be required of such individuals.

        "Corporation" - means Yonkers Financial Corporation, a Delaware corporation.

        "Disability" - means any physical or mental impairment which qualifies an employee, director, director emeritus or advisor director for disability benefits under any applicable long-term disability plan maintained by the Association or an Affiliate, or, if no such plan applies, which renders such employee or director, in the judgment of the Committee, unable to perform his customary duties and responsibilities.

        "Disinterested Person" - means any member of the Board of Directors of the Corporation who: (a) is not currently a Senior Officer of the Corporation or its Affiliates, or otherwise currently employed by the Corporation or its Affiliates; (b) does not receive compensation, either directly or indirectly, from the Corporation or its Affiliates, for services rendered as a consultant or in any capacity, other than as a director, except for an amount that does not exceed the dollar amount for which disclosure would be required to Rule 404(a) of Regulation S-K of the Securities and Exchange Commission Regulations; and (c) does not possess an interest in any other transaction for which disclosure would be required pursuant to Rule 404(a) of Regulation S-K of the Securities and Exchange Commission Regulations.

        "ERISA" - means the Employee Retirement Income Security Act of 1974, as amended.

        "Participant" - means any director, director emeritus, advisory director, executive officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award or is granted an Award pursuant to Section 12.

        "Plan" - means the 1996 Management Recognition Plan of the Corporation.

        "Restricted Period" - means the period of time selected by the Committee for the purpose of determining when restrictions are in effect under Section 3 hereof with respect to Restricted Stock awarded under the Plan.

        "Restricted Stock" - means Shares which have been contingently awarded to a Participant by the Committee subject to the restrictions referred to in
Section 3 hereof, so long as such restrictions are in effect.

        "Senior Officer" - means the Corporation's president, principal financial officer or principal accounting officer (or if there is no such accounting officer, the controller), any vice president of the Corporation in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Corporation. Officers of the Corporation's Affiliates shall be deemed Senior Officers of the Corporation if they perform such policy-making functions for the Corporation.

        "Shares" - means the common stock, par value $0.01 per share, of the Corporation.

        3. Terms and Conditions of Restricted Stock. The Committee shall have
           ----------------------------------------
full and complete authority, subject to the limitations of the Plan, to grant Awards and, in addition to the terms and conditions contained in paragraphs (a) through (f) of this Section 3, to provide such other terms and conditions (which need not be identical among Participants) in respect of such Awards, and the vesting thereof, as the Committee shall determine, subject to OTS regulations.

(a) At the time of an Award, the Committee shall establish for each Participant a Restricted Period which shall not be less than five years, during which or at the expiration of which, as the Committee shall determine and provide in the agreement referred to in paragraph (d) of this Section 3, the Shares awarded as Restricted Stock shall vest, and subject to any such other terms and conditions as the Committee shall provide, Shares of Restricted Stock may not be sold, assigned, transferred, pledged, voted or otherwise encumbered by the Participant, except as hereinafter provided, during the Restricted Period. Except for such restrictions, and subject to paragraphs
     (c) and (e) of this Section 3 and Section 4 hereof, the Participant as owner of such shares shall have all the rights of a stockholder. The Committee shall have the authority, in its discretion, subject to compliance with OTS regulations, to accelerate the time at which any or all of the restrictions shall lapse with respect to an Award, or to remove any or all of such restrictions, whenever it may determine that such action is appropriate by reason of changes in applicable tax or other laws or other changes in circumstances occurring after the commencement of such Restricted Period.

     No director who is not an employee of the Corporation shall be granted Awards with respect to more than 5% of the total shares subject to the Plan. All non-employee directors of the Corporation, in the aggregate, may not be granted Awards with respect to more than 30% of the total shares subject to the Plan and no individual shall be granted Awards with respect to more than 25% of the total shares subject to the Plan.

     Any Award made pursuant to this Plan, which Award is subject to the requirements of Office of Thrift Supervision Regulations, shall vest in not less than five equal annual installments with the first installment vesting on the one-year anniversary of the date of grant, except in the event of death or disability in which case all unvested shares shall rest immediately.

     In the event that Office of Thrift Supervision Regulations are amended (the "Amended Regulations") to permit shorter vesting periods, any Award made pursuant to this Plan, which Award is subject to the requirements of such Amended Regulations, may vest, at the sole discretion of the Committee, in accordance with such Amended Regulations.

(b) Except as provided in Section 5 hereof, if a Participant ceases to maintain Continuous Service for any reason (other than death or disability), unless the Committee shall otherwise determine, all Shares of Restricted Stock theretofore awarded to such Participant and which at the time of such termination of Continuous Service are subject to the restrictions imposed by paragraph (a) of this Section 3 shall upon such termination of Continuous Service be forfeited and returned to the Corporation. If a Participant ceases to maintain Continuous Service by reason of death or disability, Restricted Stock then still subject to restrictions imposed by paragraph (a) of this Section 3 will be free of those restrictions.

(c) Each certificate in respect of Shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and deposited by the Participant, together with a stock power endorsed in blank, with the Corporation and shall bear the following (or a similar) legend:

                  The transferability of this certificate and the shares of
            stock represented hereby are subject to the terms and conditions (including forfeiture) contained in the 1996 Management Recognition Plan of Yonkers Financial Corporation. Copies of such Plan are on file in the offices of the Secretary of Yonkers Financial Corporation, 6 Executive Plaza, Yonkers, New York 10701-9858.

(d) At the time of the granting of any Award, the Participant shall enter into an Agreement with the Corporation in a form specified by the Committee, agreeing to the terms and conditions of the Award and such other matters as the Committee, in its sole discretion, shall determine (the "Restricted Stock Agreement").

(e) The payment to the Participant of any dividends declared or paid by the Corporation on any Restricted Stock shall be deferred and held by the Corporation for the account of the Participant until the earlier to occur of (i) the lapsing of the restrictions imposed under paragraph (a) of this
     Section 3 or (ii) the forfeiture of such shares under paragraph (b) of this
     Section 3. There shall be credited at the end of each year (or portion thereof) interest on the amount of the Participant's account at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the earlier to occur of the lapsing of the restrictions imposed under paragraph (a) of this Section 3 or upon death or disability. Shares of Restricted Stock shall not be voted by the Participant during the Restricted Period. Shares of Restricted Stock still subject to restriction shall be voted by an independent party to be named by resolution of the Committee.

(f) At the lapsing of the restrictions imposed by paragraph (a) of this Section 3, the Corporation shall deliver to the Participant (or where the relevant provision of paragraph (b) of this Section 3 applies in the case of a deceased Participant, to his legal representative, beneficiary or heir) the certificate(s) and stock power deposited with it pursuant to paragraph (c) of this Section 3 and the Shares represented by such certificate(s) shall be free of the restrictions referred to in paragraph (a) of this Section 3.

     4. Adjustments Upon Changes in Capitalization. In the event of any change
        ------------------------------------------
in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities received, as a result of any of the foregoing, by a Participant with respect to Restricted Stock shall be subject to the same restrictions and the certificate(s) or other instruments representing or evidencing such shares or securities shall be legended and deposited with the Corporation in the manner provided in Section 3 hereof.

      5. Assignments and Transfers. During the Restricted Period, no Award nor
         -------------------------
any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except (i) in the event of the death of a Participant, by will or the laws of descent and distribution, or (ii) pursuant to a qualified domestic relations order as defined in the Code or Title I of ERISA or the rules thereunder.

      6. Administration. The Plan shall be administered by a Committee
         --------------
consisting of two or more members, each of whom shall be a Disinterested Person. The members of the Committee shall be appointed by the Board of Directors of the Corporation. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion, subject to OTS regulations, to: (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of instruments evidencing such grants; and (v) establish from time to time regulations for the administration of the Plan, interpret the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan. The Committee may maintain, and update from time to time as appropriate, a list designating selected directors as Disinterested Persons. The purpose of such list shall be to evidence the status of such individuals as Disinterested Persons, and the Board of Directors may appoint to the Committee any individual actually qualifying as a Disinterested Person, regardless of whether identified as such on said list.

      A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

      7. Shares Subject to Plan. Subject to adjustment by the operation of
         ----------------------
Section 4 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 142,830 Shares. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or issued Shares heretofore or hereafter reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to Restricted Stock which is forfeited and new Awards may be granted under the Plan with respect to the number of Shares as to which such forfeiture has occurred.

      The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other Federal, state or local securities legislation or regulation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The

Corporation shall not be required to deliver any Shares under the Plan prior to
(i) the admission of such shares to listing on any stock exchange on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

      8.  Employee Rights Under the Plan. No director, director emeritus,
          ------------------------------
advisory director, officer or employee shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no director, officer, employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any officer or employee any right to be retained in the employ of the Corporation, the Association or any Affiliate.

      9.  Withholding Tax. Upon the termination of the Restricted Period with
          ---------------
respect to any shares of Restricted Stock (or at such earlier time, if any, that an election is made by the Participant under Section 83(b) of the Code, or any successor provision thereto, to include the value of such shares in taxable income), the Corporation may, in its sole discretion, withhold from any payment or distribution made under this Plan sufficient Shares or withhold sufficient cash to cover any applicable withholding and employment taxes. The Corporation shall have the right to deduct from all dividends paid with respect to shares of Restricted Stock the amount of any taxes which the Corporation is required to withhold with respect to such dividend payments. No discretion or choice shall be conferred upon any Participant with respect to the form, timing or method of any such tax withholding.

      10. Amendment or Termination. The Board of Directors of the Corporation
          ------------------------
may amend, suspend or terminate the Plan or any portion thereof at any time, subject to OTS regulations; provided, however, that no such amendment, suspension or termination shall impair the rights of any Participant, without his consent, in any Award theretofore made pursuant to the Plan.

      11. Term of Plan. The Plan shall become effective upon its ratification by
          ------------
the stockholders of the Corporation. It shall continue in effect for a term of ten years unless sooner terminated under Section 11 hereof.

      This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934. Any provision of the Plan which is inconsistent with said Rule shall, to the extent of such inconsistency, be inoperative and shall not affect the validity of the remaining provisions of the Plan.

      12. Director Awards. By, and simultaneously with, the ratification of this
          ---------------
Plan by the stockholders of the Corporation, each non-employee member of the Board of Directors of the Corporation with 10 or more years of service to the Corporation or its Affiliates, each non-employee member of the Board of Directors of the Corporation with fewer than 10 years of service to the Corporation or its Affiliates and each director emeritus of the Association, is hereby granted an Award equal to 5,713, 2,856 and 7,141 Shares. Each such Award shall be evidenced by a Restricted Stock Agreement in a form approved by the Corporation and shall be subject in all respects to the terms and conditions of this Plan, which are controlling. All Awards granted pursuant to this Section 12 shall be earned in five equal annual installments, with the first installment vesting on the one-year anniversary of the date of grant, as long as the director maintains Continuous Service with the Corporation or its Affiliates, provided, however, no Award shall be earned in any fiscal year (and shall be
--------  -------
carried over to the subsequent fiscal year) in which the Association fails to meet all of its fully phased-in capital requirements.